Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Altamira Therapeutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
	Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value CHF 0.20 per share (3)	Other	162,548	$3.235	$525,842.78	0.0001476	$77.61
Fees Previously Paid	–	–	–	–	–	–	–	–
	Total Offering Amounts					$525,842.78		$77.61
	Total Fees Previously Paid							–
	Total Fee Offsets							16.96
	Net Fee Due							$60.65

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Altamira Therapeutics Ltd.	F-1	333-269823	02/16/2023		$16.96	Equity	(4)	(4)	(4)
Fee Offset Sources	Altamira Therapeutics Ltd.	F-1	333-269823		03/27/2023						$2,230.45

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional securities that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s common shares, as reported on the NASDAQ Capital Market on January 5, 2024, a date within five business days prior to the initial filing of this registration statement on January 8, 2024.

(3)	Consists of up to 162,548 common shares that may be acquired upon the exercise of certain warrants issued in connection with the Warrant Inducement Agreement.

(4)	The registrant previously paid a filing fee of $2,230.45 in connection with the registration of up to an aggregate of $20,240,000 of common shares, par value CHF 0.20 per share (the “Common Shares”), Common Shares underlying pre-funded warrants and Common Shares underlying common warrants under the registrant’s registration statement on Form F-1 (File No. 333-269823) (the “Prior Registration Statement”). The registration fee shown on the table above is offset by $77.62 in fees that the registrant is entitled to offset under Rule 457(p) of the Securities Act, which the registrant previously paid with respect to unsold shares under the Prior Registration Statement. The registrant has withdrawn the Prior Registration Statement. The registrant has previously used an aggregate of $2,213.49 of the fees paid with respect to the Prior Registration Statement for the registrant’s registration statements on Form F-1 (File No. 333-272336) and Form F-3 (File No. 333-272338), leaving an aggregate of $16.96 in fees available for offset immediately prior to the filing of this registration statement.